FIRST AMENDMENT TO THE

EDUCATION REALTY TRUST, INC.

2010 LONG-TERM INCENTIVE PLAN

2011 LONG-TERM INCENTIVE PLAN

This FIRST AMENDMENT (this “Amendment”) shall amend each of the 2010 Long-Term Incentive Plan (the “2010 Plan”) and the 2011 Long-Term Incentive Plan (the “2011 Plan,” and together with the 2010 Plan, the “Plans”), each having been approved previously by the Board of Directors (the “Board”) of Education Realty Trust, Inc., a Maryland corporation (the “Company”). All capitalized terms used but not defined in this Amendment shall have the meanings ascribed to such terms in each respective Plan.

WHEREAS, the Board believes it to be in the best interest of the Company and its stockholders to amend each of the 2010 Plan and the 2011 Plan to allow for interpolation of performance vested LTIP awards to the extent performance falls between two payment levels.

NOW, THEREFORE, Schedule A to each of the 2010 Plan and the 2011 Plan is hereby amended to add the following, effective January 1, 2012:

For all performance vested LTIP awards, linear interpolation shall apply to the extent performance falls between two payment levels.

All other terms and conditions of the Plans shall be unchanged and remain in full force and effect, except to the extent modified by the foregoing.